AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

            AGREEMENT AND PLAN OF REORGANIZATION dated as of March 31, 1997, among MOTORCAR PARTS & ACCESSORIES, INC., a New York corporation having its principal place of business at 2727 Maricopa Street, Torrance, California 90503 ("Transferee"), MEL MARKS, an individual having a residence at 17906 Aberdeen Way, Boca Raton, Florida 33496 ("M. MARKS"), RICHARD MARKS, an individual having a residence at 13484 Bayliss Road, Los Angeles, California 90049 ("R. MARKS") and VINCENT QUEK, also known as Quek Kok Hoe, an individual having a residence in Singapore and having an office at 2727 Maricopa Street, Torrance, California 90503 ("QUEK"). M. Marks, R. Marks and Quek are hereinafter sometimes collectively referred to as "Transferors".

                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, each of the Transferors owns 133,333 (133,334 in the case of Quek) ordinary shares of S$1.00 per share of MVR Products Pte Limited, a corporation organized under the laws of Singapore ("MVR") and 333,333 (333,334 in the case of Quek) ordinary shares RM1 per share of Unijoh Sdn, Bhd, a corporation organized under the laws of Malaysia ("Unijoh") all such ordinary shares of MVR (the "MVR Shares") and all such ordinary shares of Unijoh (the "Unijoh Shares") (the MVR Shares and the Unijoh Shares, collectively, the "Shares") being all of the issued and outstanding ordinary shares of MVR and Unijoh, respectively; and

            WHEREAS, MVR and Unijoh are affiliated with the Transferee and conduct, on a contract basis, remanufacturing operations similar to those conducted by the Transferee at its Los Angeles remanufacturing facility; and

            WHEREAS, the Transferors desire to exchange the Shares for shares of common stock, par value $.01 per share, of the Transferee ("MPA Common Stock"), and the Transferee is willing to issue and deliver shares of MPA Common Stock to the Transferors solely in exchange for the Shares, upon the terms and subject to the conditions hereinafter set forth pursuant to a plan of reorganization designed to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS, the Transferee has obtained an independent analysis from Houlihan Lokey Howard & Zukin, a speciality investment banking firm ("Houlihan Lokey"), as to the value of Unijoh and MVR; and

            WHEREAS, based in part upon the valuation analysis provided by Houlihan Lokey and following such negotiations, the Special Committee of the Board of Directors of the Transferee deems advisable and in the best interests of the shareholders of the Transferee the acquisition of all of the issued and outstanding Shares in exchange for 145,455 shares (the "MPA Shares") of MPA Common Stock.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

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                                    ARTICLE I

                               EXCHANGE OF SHARES
                                 FOR MPA SHARES
                                 --------------

            Section 1.1. Exchange Transaction. Upon the terms and subject to the conditions set forth in this Agreement, the Transferors shall, at the Closing (as defined in Section 2.1 hereof), convey, transfer, assign and deliver to the Transferee transfer forms representing all of the Shares, which transfer forms duly executed shall convey title to and ownership of the Transferors' interest in MVR and Unijoh to the Transferee. In exchange therefor, the Transferee shall, at the Closing, issue and deliver to each Transferor certificates representing an aggregate of 145,455 authorized but previously-unissued shares of MPA Common Stock registered in the name each such Transferor. Any transfer tax or registration duty up to an aggregate amount of $10,000 which may be payable in Singapore and/or Malaysia in connection with such exchange transaction will be the responsibility of the Transferee.


                                   ARTICLE II

                                     CLOSING
                                     -------

            Section 2.1. Date of Closing. The closing under this Agreement (the "Closing") shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, or at such other place as shall be mutually agreed upon in writing by the Transferee and the Transferors, at 2:00 P.M., local time, on March 31, 1997. If the Closing is not held by the close of business on such date, the Closing may be postponed, at the sole option of the Transferee, to a date not later than April 30, 1997. However, if the Closing is not held by the close

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of  business on April 30,  1997,  this  Agreement  shall  terminate  without any further obligation or liability on the part of any party hereto.

            Section 2.2. Action at Closing. At the Closing, the Transferee and the Transferors shall take such actions and execute and deliver such documents, instruments, certificates and opinions as are provided for in this Agreement.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS
                -------------------------------------------------

            Each Transferor, jointly and severally, hereby represents and warrants to the Transferee as follows:

            Section 3.1. Authority and Capacity of the Transferors. Each Transferor has all requisite power, authority and capacity to perform the obligations required of him under this Agreement.

            Section 3.2. Title to the Shares. Each Transferor is the lawful record and beneficial owner of 133,333 (133,334 in the case of Quek) MVR Shares and 333,333 (333,334 in the case of Quek) Unijoh Shares, which, together with the MVR Shares and Unijoh Shares so owned by the other Transferors, constitute 100% of the issued and outstanding shares of common stock of MVR and Unijoh; and the conveyance, transfer, assignment and delivery of the Shares by the Transferors to the Transferee pursuant to Section 1.1 hereof will transfer to, and vest in, Transferee legal and valid title thereto, free and clear of all claims, liens, charges and encumbrances of any kind whatsoever.

            Section 3.3. Organization, Good Standing and Corporate Power and Authority of MVR and Unijoh. Each of MVR and Unijoh is a corporation duly organized, validly existing and in

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good standing under the laws of Singapore and Malaysia,  respectively,  and each is duly qualified and authorized to transact business as a foreign corporation in each jurisdiction in which it owns properties or is otherwise conducting its business, except where the failure to be so qualified or authorized would not have a material adverse effect on the financial condition of MVR and Unijoh, taken as a whole. Each of MVR and Unijoh has the corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

            Section 3.4. Capitalization. The authorized capital stock of MVR consists of 400,000 ordinary shares of $1.00 per share, all of which shares are issued and outstanding, of which 133,333 shares are held of record and beneficially by M. Marks, 133,333 shares are held of record and beneficially by
R. Marks and 133,334 shares are held of record and beneficially by Quek. The authorized capital stock of Unijoh consists of 1,000,000 ordinary shares RM1 per share, all of which shares are issued and outstanding, of which 333,333 shares are held of record and beneficially by M. Marks, 333,333 shares are held of record and beneficially by R. Marks and 333,334 shares are held of record and beneficially by Quek. All of the issued and outstanding shares of common stock of MVR and Unijoh are duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. There are no existing options, calls, agreements or commitments of any character obligating either MVR or Unijoh to authorize, issue or acquire any of its respective shares of capital stock and there are no options, calls or similar agreements or commitments relating to the issued and outstanding shares of common stock of MVR and Unijoh.

            Section 3.5. Subsidiaries and Affiliates. Neither MVR nor Unijoh, directly or indirectly, owns any material interest in or controls any other corporation, association or other form of business organization.

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            Section 3.6. No  Violation.  Neither the  execution  and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(a) violate any provision of the corporate charter or by-laws of either MVR or Unijoh, as amended to date, (b) with or without the giving of notice and/or the passage of time, materially violate, conflict with, result in the breach or termination of, constitute a material default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets of either MVR or Unijoh pursuant to, any material contract, agreement, indenture, lease or commitment to which either MVR or Unijoh is a party or by which it or any of its assets may be bound, except as may be set forth in Schedules 3.6(a) or 3.6(b) or as would not have a material adverse effect on the financial condition of MVR and Unijoh, taken as a whole, or (c) materially violate any judgment, decree, order, statute, rule or governmental regulation applicable to either MVR or Unijoh.

            Section 3.7. Financial Statements.  There have been furnished to the
Transferee the audited balance sheets of MVR as at March 31, 1995 and 1996 (the latter balance sheet of MVR being hereinafter referred to as the "MVR Balance Sheet") and the audited statements of income for each of the years then ended, in each case including the respective notes thereto and accompanied by the report of Ernst & Young, independent certified public accountants. Such 1995 and 1996 financial statements fairly present the financial position of MVR as at the respective dates specified and the results of operations of MVR for the respective periods specified, in conformity with Statements of Auditing Guideline and Statements of Auditing Practice and applicable accounting standards. Except for liabilities and obligations incurred in the ordinary course of business since the date of the MVR Balance Sheet or referred to in Schedules 3.7(a) or 3.7(b), MVR does not have any material liabilities or obligations, other than liabilities and obligations reflected in the MVR Balance Sheet or the respective notes thereto and liabilities and obligations which, in accordance with the foregoing

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accounting  standards,  were not  required to have been so  reflected as of such date. In addition, there have been furnished to the Transferee the audited balance sheets of Unijoh as at March 31, 1995 and 1996 (the latter balance sheet of Unijoh being hereinafter referred to as the "Unijoh Balance Sheet") and the audited statements of income for each of the years then ended, in each case including the respective notes thereto and accompanied by the report of Ernst & Young, independent certified public accountants. Such 1995 and 1996 financial statements fairly present the financial position of Unijoh as at the respective dates specified and the results of operations of Unijoh for the respective periods specified, in conformity with approved auditing standards. Except for liabilities and obligations incurred in the ordinary course of business since the date of the Unijoh Balance Sheet or referred to in Schedules 3.7(a) or 3.7(b), Unijoh does not have any material liabilities or obligations, other than liabilities and obligations reflected in the Unijoh Balance Sheet or the respective notes thereto and liabilities and obligations which, in accordance with approved auditing standards, were not required to have been so reflected as of such date.

            Section 3.8. Title to Assets. Except as set forth in Schedules 3.8(a) and 3.8(b), MVR owns the assets reflected on the MVR Balance Sheet as owned by it and Unijoh owns the assets reflected on the Unijoh Balance Sheet as owned by it, in each case free and clear of all material claims, liens, charges and encumbrances. All of such assets generally are in good condition and repair, reasonable wear and tear excepted, and are suitable for the uses for which they are intended.

            Section 3.9. Contracts, Etc. Schedules 3.9(a) and 3.9(b) set forth all material written contracts, agreements, indentures, leases, licenses and commitments (collectively, the "Contracts") to which MVR or Unijoh is a party or by which either of them or any of their respective assets may be bound, other than (a) sales orders and purchase orders entered into in the ordinary course of business, (b) contracts, agreements, indentures, leases and commitments which may be terminated

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at the  option of MVR or  Unijoh,  as the case may be, on not more than 60 days, prior notice and do not involve, in the aggregate, more than $50,000 and (c) contracts with the Transferee. All of the Contracts are in full force and effect, without material amendment.

            Section 3.10. Insurance. The assets of MVR and Unijoh are covered by insurance policies which are in full force and effect with all premiums due thereon paid in full and which are reasonably adequate in amount, scope and coverage to protect MVR and Unijoh against any material loss of its properties or any material interruption in its operations.

            Section 3.11. Books and Records. The books and records of each of MVR and Unijoh are in all material respects complete and correct, have been maintained in accordance with sound business practices and reflect all material transactions to which either MVR or Unijoh was a party since January 1, 1995.

            Section 3.12. Bank Accounts. The Transferors have advised, and will continue to advise, the Transferee as to the name and address of each bank or other financial institution which is a depositary of MVR or Unijoh or in which either has a safe deposit box, the name and account number under which such account is maintained and the name and title or capacity of each person authorized to draw thereon or have access thereto.

            Section 3.13. Taxes. Each of MVR and Unijoh has filed with the .appropriate governmental agencies all tax returns required to be filed and has paid all assessments shown to be due on such tax returns and all assessments claimed to be due by a governmental authority with respect thereto. To the best knowledge of the Transferors, there are no pending examinations by any governmental authority of the income tax returns of either MVR or Unijoh, and all prior additional assessments for taxes (or interest or penalties thereon), if any, have been paid or provided for. Neither MVR nor Unijoh has executed or filed with any taxing authority any agreement extending

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the period for assessment or collection of any tax and neither MVR nor Unijoh is a party to any action or proceeding by any governmental authority for assessment or collection of taxes.

            Section 3.14. Litigation. Except as set forth in Schedule 3.14, there are no actions, suits, proceedings, judgments or decrees existing or, to the knowledge of the Transferors, threatened or proposed against or affecting MVR or Unijoh or any of the properties of either which have resulted or would result in any material adverse change in the business, properties or financial condition of MVR or Unijoh, and neither MVR nor Unijoh nor any of the assets of either is subject to any outstanding judgment issued by any court involving in excess of $25,000 in the aggregate. To the best knowledge of the Transferors, there are no pending orders known to the Transferors of any governmental authority which may materially adversely affect the operations of MVR or Unijoh as now conducted.

            Section 3.15. Trademarks, Trade Names, Patents, Etc. Schedules 3.15(a) and 3.15(b) set forth complete and correct lists and descriptions of all patents, copyrights, trade names, trademarks, logos, service names and service marks which are used or held for use in the business or operations of MVR or Unijoh, respectively (the "Intangible Property"). Each of MVR and Unijoh is the registered and beneficial owner, or registered user, as the case may be, of all such Intangible Property set forth on Schedule 3.15(a) or 3.15(b). All of MVR's and Unijoh's rights in said Intangible Property are in full force and effect and the Transferors have no knowledge of any claims that any such right is not valid or enforceable by MVR or Unijoh, as the case may be, or of any infringement upon or conflict with any Intangible Property rights, or of any infringement upon or conflict with any trademark, trade name, copyright, patent or proprietary right, or any application relating to the foregoing, or of any third party claim alleging such infringement or conflict. Each of MVR and Unijoh has the right to use all patents, trademarks, trade names, copyrights, inventions, designs,

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formulae, trade secrets,  manufacturing processes, know-how and other industrial property rights necessary to manufacture and market the products presently manufactured or marketed by it, including any product licensed from others.

            Section 3.16. Absence of Defaults, Etc. Neither MVR nor Unijoh is in default, and neither has received any notice of any alleged material default, under any contract, agreement, indenture, lease or other commitment to which it is a party or by which it or any of its assets is bound and, to the best knowledge of the Transferors, no other party to any such contract, agreement, indenture, lease or other commitment is in material default thereunder. To the best knowledge of the Transferors, neither MVR nor Unijoh has violated, in any material respect, or received notice of any alleged material violation of, any applicable law, regulation or ordinance relating to its operations or assets. All material licenses and permits required in connection with the operation of MVR's business and Unijoh's business have been issued and are in full force and effect.

            Section 3.17. Absence of Certain Changes. Since the date of the MVR Balance Sheet and the Unijoh Balance Sheet neither MVR nor Unijoh has:

                        (a) operated its business and dealt with its assets other than in the ordinary course;

                        (b) cancelled or compromised any material debt or claim;

                        (c)  released,   transferred  or  granted  any  material
            rights;

                        (d) suffered any material adverse change in its financial condition, properties or business or obtained actual knowledge of any present or future business condition which would materially adversely affect the assets, properties or business of MVR or Unijoh or which would prevent either of them from carrying on its business in substantially the same manner as that in which it is being conducted;

                        (e) made,  amended or cancelled  any material  contract,
            agreement, indenture, lease or other commitment or failed to keep any of them in full force and effect or to perform any of its obligations thereunder;

                        (f)   paid   any   material   bonus   or   extraordinary
            compensation to any director, officer or employee inconsistent with past practice;

                        (g) entered into any  transaction  which would result in
            any representation or warranty of the Transferors contained in this Agreement becoming untrue in any material respect immediately after the consummation of such transaction; or

                        (h) declared any  dividend or made any  distribution  to
            its shareholders.

            Section 3.18. Consideration. For purposes of Section 505 of the New York Business Corporation Law, notwithstanding any other representations or warranties hereunder, the right to receive any MPA Shares under this Agreement or pursuant to the transactions contemplated hereby has not been agreed to as an incentive to service or continued service with MPA or any subsidiary or affiliate of MPA.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE
                ------------------------------------------------

            The Transferee hereby represents and warrants to each of the Transferors as follows:

            Section 4.1. Organization, Good Standing and Corporate Power and Authority. The Transferee is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Transferee has the corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

            Section 4.2. Capitalization. The authorized capital stock of the Transferee consists of 10,000,000 shares of common stock, par value $.01 per share, of which 4,866,000 shares are issued and outstanding and 5,000,000 shares of preferred stock, none of which is issued or outstanding. Upon the delivery at the Closing of the MPA Shares to the Transferors in exchange for

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the MVR  Shares,  the  MPA  Shares  delivered  to the  Transferors  will be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

            Section 4.3. Financial Statements and Other Corporate Information. The Transferee has furnished to each of the Transferors copies of the Annual Report to Shareholders of the Transferee for the fiscal year ended March 31, 1996, the Annual Report on Form 10-K of the Transferee for the fiscal year ended March 31, 1996 filed with the Securities and Exchange Commission ("SEC") and the Quarterly Reports on Form 10-Q of the Transferee for each of the fiscal quarters ended June 30, September 30 and December 31, 1996 filed with the SEC. The financial statements of the Transferee contained in the aforesaid reports fairly present the financial position of the Transferee as at the respective dates specified and the consolidated results of operations and cash flows of the Transferee for the respective periods specified, in conformity with United States generally accepted accounting principles consistently applied, subject, in the case of unaudited financial statements, to changes resulting from year-end audit adjustments. None of such reports, as of the respective dates on which they were filed with the SEC, contained any untrue statement of a material fact or failed to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 4.4. Effective Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Transferee and this Agreement constitutes the legal, valid and binding obligation of the Transferee enforceable against the Transferee in accordance with its terms. Neither the
execution  and  delivery  of  this  Agreement  nor  the   consummation   of  the
transactions contemplated hereby will (a) violate any provision of the certificate of incorporation or by-laws of the Transferee, as amended to date, (b) with or without the giving of notice and/or the passage of time, materially violate, conflict with, result in the breach or termination of, constitute a material default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets of the Transferee or its subsidiary pursuant to, any material contract, agreement, indenture, lease or commitment to which the Transferee is a party or by which the Transferee or any of its properties may be bound or (c) materially violate any judgment, decree, order, statute, rule or governmental regulation applicable to the Transferee, except such individual violations, conflicts, breaches, terminations, defaults or liens as would not have a material adverse effect on the financial condition of the Transferee.

            Section 4.5. Litigation. There are no actions, suits, proceedings, judgments or decrees existing or, to the knowledge of the Transferee, threatened or proposed against or affecting the Transferee or any of its properties which would result in any material adverse change in the consolidated business, properties or financial condition of the Transferee.

            Section 4.6. Absence of Certain Changes. Since March 31, 1996, the Transferee has not suffered any material adverse change in its financial condition, properties or business.


                                    ARTICLE V

                          COVENANTS OF THE TRANSFERORS
                          ----------------------------

            Section 5.1. Access to Properties and Records. From and after the date hereof, the Transferors will cause MVR and Unijoh to afford to the officers, attorneys, accountants and other representatives of the Transferee full and free access to such of the premises, properties, personnel, books and records of MVR and Unijoh as the Transferee may reasonably request.

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            Section 5.2. Certain Restrictions. Each Transferor acknowledges that by his employment with or stock ownership of MVR and Unijoh and prospective stock ownership of MPA that he may have access to confidential information and trade secrets of such entities. Confidential information and trade secrets include, but are not limited to, customer, supplier and client lists, price lists, marketing, distribution and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, employee compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications, processes, data and information concerning the business of such entities which are not in the public domain. Each Transferor agrees that he will not at any time following the date hereof use or disclose to any third party, trade secrets or confidential information of any such entities, including, but not limited to, confidential information or trade secrets belonging to such entities or their customers and clients or proprietary processes or procedures thereof. Each Transferor agrees that for two years (four years in the case of Mr. Quek) following the date hereof he will not, directly or indirectly, under any circumstances other than at the direction and for the benefit of such entities, engage in or participate in any business activity, including, but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchisor or franchisee, proprietor, syndicate member, shareholder or creditor or with a person having any other relationship with any other business, company, firm occupation or business activity, in any geographic area within the United States or southeastern Asia (including Singapore and Malaysia) that is, directly or indirectly, competitive with any business conducted by such entities. Should Mr. Quek own 5% or less of the issued and outstanding shares of a class of securities of a

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corporation  the  securities  of which are  traded on a United  States  national securities exchange or in the over-the-counter market, such ownership shall not cause Mr. Quek to be deemed a shareholder under the immediately preceding sentence. Each Transferor agrees that for two years (four years in the case of Mr. Quek) following the date hereof he will not, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of such entities, solicit or induce any creditor, customer, supplier, officer, employee or agent of any such entity to sever its relationship with or leave the employ of any such entity. Each Transferor agrees that the nature and scope of the provisions of this
Section 5.2 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to a Transferor is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be.


                                   ARTICLE VI

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRANSFEREE
              -----------------------------------------------------

            The obligations of the Transferee under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (any of which may be waived by the Transferee in its sole discretion):

            Section 6.1. Correctness of Representations and Warranties. All of the representations and warranties of the Transferors contained in this Agreement or otherwise made in writing pursuant to this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the date of the Closing as though restated and made at such time; all of the terms, covenants and conditions of this Agreement required to be complied with and performed by the Transferors shall have been duly complied with and performed in all material respects; and the Transferors shall have delivered to the Transferee a certificate signed by M. Marks, R. Marks and Quek, dated the date of the Closing, to the foregoing effect.

            Section 6.2. Fairness Opinion. The Transferee shall have received an opinion of Houlihan Lokey, in form and substance satisfactory to the Transferee, to the effect that the terms of the transaction contemplated by this Agreement are fair, from a financial viewpoint, to the shareholders of the Transferee.

            Section 6.3. Absence of Litigation. There shall be no action, suit, proceeding, judgment or decree pending before or threatened by any court or governmental agency which would result in any material adverse change in the business, properties or financial condition of either MVR or Unijoh or in which it is sought or threatened to restrain, enjoin or prohibit (or to obtain damages in a material amount in connection with) the consummation of the transaction contemplated hereby.

            Section 6.4. Absence of Certain Changes. There shall not have occurred since the date of the MVR Balance Sheet any material casualty (irrespective of any insurance relating thereto) to any of the assets of either MVR or Unijoh or any other material adverse change in the financial condition, properties or business of either MVR or Unijoh.

            Section 6.5. Corporate Books; Corporate Approvals. The Transferee shall have received (a) all of the corporate minute books, stock books, stock transfer ledgers, corporate seals and other corporate records of MVR and Unijoh; and (b) such other items and documents as the Transferee may reasonably request and as may be consistent with the purposes of this Agreement.

            Section 6.6. Opinions of Counsel. The Transferee shall have received an opinion of counsel to each of MVR and Unijoh substantially in the form attached hereto as Annex A.

            Section 6.7. Employment Agreement. MVR, Unijoh and Quek shall have entered into an employment agreement between them substantially in the form attached hereto as Annex B.

                                   ARTICLE VII

             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRANSFERORS
             ------------------------------------------------------

            The obligations of the Transferors under this Agreement are subject to the satisfaction at or prior to the date of Closing of each of the following conditions (any of which may be waived by the Transferors jointly) in their sole discretion:

            Section 7.1. Correctness of Representations and Warranties. All of the representations and warranties of the Transferee contained in this Agreement or otherwise made in writing pursuant to this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the date of the Closing as though restated and made at such time; all of the terms, covenants and conditions of this Agreement required to be complied with and performed by the Transferee at or prior to the date of the Closing shall have been duly complied with and performed in all material respects; and the Transferee shall have delivered to the Transferors a certificate signed by the Chief Financial Officer of the Transferee, dated the date of the Closing, to the foregoing effect.

            Section 7.2. Absence of Litigation. There shall be no action, suit, proceeding, judgment or decree pending before or threatened by any court or governmental agency which could result in any material adverse change in the business, properties or financial condition of the Transferee or in which it is sought or threatened to restrain, enjoin or prohibit (or to obtain damages in a material amount in connection with) the consummation of the transactions contemplated hereby.

            Section 7.3. Fairness Opinion. The Transferee shall have received the opinion of Houlihan Lokey described in Section 6.2 hereof.

            Section 7.4. Employment Agreement. MVR, Unijoh and Quek shall have entered into an employment agreement between them substantially in the form attached hereto as Annex B.

                                  ARTICLE VIII

                   INVESTMENT UNDERTAKING; REGISTRATION RIGHTS
                   -------------------------------------------

            Section 8.1. Investment  Undertaking and Lock-Up.  Each of M. Marks,
R. Marks and Quek confirms his understanding that the shares of MPA Shares to be issued to him pursuant to this Agreement will be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Act"), and acknowledges that he will acquire such shares for his own account for investment and not with a view to the distribution thereof. Each of M. Marks, R. Marks and Quek severally agrees that he will not sell, transfer or otherwise dispose of any of such shares unless (a) a registration statement under the Act with respect to such shares has become, and is at the time of disposition, effective or (b) in the opinion of counsel for the Transferee, the proposed disposition may be made in accordance with the provisions of such Rule 144 or another exemption from registration without constituting a violation of the Act or of any other applicable federal or state securities laws. Each of M. Marks, R. Marks and Quek further agrees that he may sell one-fourth of the MPA Shares received by him hereunder commencing on the first anniversary of the date hereof and may sell an additional one-fourth of the MPA Shares received by him hereunder commencing on each of the next succeeding three anniversaries of the date of this Agreement (notwithstanding earlier saleability under any applicable securities laws) (the "Lock-Up") and further agrees that the Transferee may place on all certificates representing MPA Shares delivered to them pursuant to this Agreement (or shares issued in replacement thereof) (a) a legend to the effect that the shares represented by such certificates have not been registered under the Act and that the sale, transfer or other disposition of such shares is subject to the provisions of the Act and of this Agreement, a copy of which shall be available for inspection at the office of the Transferee in

Torrance, California, and (b) a legend to the effect that the shares represented by such certificates are subject to the Lock-Up.

            Section 8.2. Additional Investment Representations. Each Transferor represents that he is an accredited investor as that term is defined under Regulation D promulgated by the SEC under the Act (or is not a United States person for purposes of applicability of the Act and any rules and regulations thereunder), is financially able to bear the economic risk of this investment, including the ability to afford holding the MPA Shares for an indefinite period or to afford a complete loss of the investment therein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the MPA Shares, has received and read the financial and other information regarding MPA referred to herein, has been employed by and/or conducted extensive business with MPA for an extended period of time prior to the date hereof, has been given the opportunity to ask questions of, and receive answers from, MPA concerning this transaction and the business and financial condition of MPA, and has made an independent evaluation of the merits of this transaction.

            Section 8.3. No Registration Rights. Each Transferor acknowledges and agrees that the Transferee does not grant any registration rights of any kind with respect to the MVR Shares.


                                   ARTICLE IX

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
           -----------------------------------------------------------

            Section 9.1. Survival of Representations and Warranties. All representations, warranties and agreements made by the Transferors or the Transferee in this Agreement or in any instrument pursuant hereto shall survive the Closing and any investigation at any time made by or on behalf of such party, provided, however, that no claim shall be asserted by the Transferee against either of the Transferors or by either of the Transferors against the Transferee for breach of any such representation, warranty or agreement unless the party asserting such claim shall have given written notice of such claim to the party or parties against whom it is asserted on or before the date which is one year after the date of the Closing (except that the foregoing proviso shall not apply to the obligations of the Transferors set forth in Section 5.2 of this Agreement or those of the Transferors and the Transferee set forth in Article VIII of this Agreement).

            Section 9.2. Indemnification. (a) Each of the Transferors jointly and severally, shall, on demand, indemnify and hold harmless the Transferee from, and reimburse the Transferee for, any losses, damages, liabilities, deficiencies and expenses (including reasonable attorneys' fees) incurred by the Transferee after the date hereof by reason of, or arising out of, (i) any material misrepresentation, omission of fact or material breach of any representation or warranty contained in this Agreement or in any instrument delivered to the Transferee hereunder on behalf of any Transferor, or (ii) any failure by any Transferor to perform any obligation or duty required to be performed by any of them under any provision of this Agreement. In the event that any claim shall be asserted against the Transferee, MVR or Unijoh by anyone other than a party to this Agreement, which may result in the assertion by the Transferee of a claim under this Section 9.2(a) or otherwise against the Transferors, the Transferee shall notify the Transferors of such claim promptly, and the Transferors shall be given a reasonable opportunity, at their sole expense, to control or, at their option, to participate in, the original defense against or the compromise of such claim. In connection therewith, the Transferee shall cooperate fully with the Transferors and shall make available to the Transferors all pertinent information under the Transferee's control relating thereto. Notwithstanding anything in this Agreement to the contrary, (x) the Transferors shall in no event be liable to the Transferee under this Section 9.2(a) or otherwise under this Agreement until the aggregate damages sustained by the Transferee shall exceed $50,000 and then only for the damages above $50,000 and (y) in no event shall such liability of any Transferor exceed the value, at Closing, of the MPA Shares received by him pursuant to this Agreement.

            (b) The Transferee shall, on demand, indemnify and hold harmless each Transferor from, and reimburse each Transferor for, any losses, damages, liabilities, deficiencies and expenses (including reasonable attorneys' fees) incurred by him after the date hereof by reason of, or arising out of (i) any material misrepresentation, omission of fact or material breach of any representation or warranty contained in this Agreement or in any instrument delivered to him hereunder by the Transferee or (ii) any failure by the Transferee to perform any obligation or duty required to be performed by the Transferee under any provision of this Agreement. In the event that any claim shall be asserted against any Transferor by anyone other than a party to this Agreement which may result in the assertion by any Transferor of a claim under this Section 9.2(b) or otherwise against the Transferee, the Transferors shall notify the Transferee of such claim promptly, and the Transferee shall be given a reasonable opportunity, at its sole expense, to control or, at its option, to participate in the original defense against or the compromise of such claim. In connection therewith, the Transferors shall cooperate fully with the Transferee and shall make available to the Transferee all pertinent information under the Transferors' control relating thereto. Notwithstanding anything in this Agreement to the contrary, (x) the Transferee shall in no event be liable to the Transferors under this Section 9.2(b) or otherwise under this Agreement until the aggregate damages sustained by the Transferors shall exceed $50,000 and (y) in no event shall such liability of the Transferee exceed the value, at Closing, of the MPA Shares transferred to the Transferors at the Closing.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

            Section 10.1. Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated and except as otherwise expressly provided in this Agreement, each of the parties hereto shall pay the fees and expenses of its counsel, accountants and other experts (including Houlihan Lokey in the case of the Transferee) and all other expenses incurred by it in connection with the preparation for, entering into and consummation of the transactions contemplated by this Agreement and all other matters incident thereto.

            Section 10.2. Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, as follows:

                        (a) if to any or all of the Transferors, to such parties
            at any of their respective addresses set forth above, with a copy thereof to William Pollak, Esq., Putney, Twombly, Hall & Hirson, 521 Fifth Avenue, New York, New York 10175; and

                        (b) if to  the  Transferee,  to  Peter  Bromberg,  Chief
            Financial Officer, Motorcar Parts & Accessories, Inc., 2727 Maricopa Street, Torrance, California 90503, with a copy thereof to Gary J. Simon, Esq., Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036;

or to such other person or address as any of the parties hereto shall have specified by notice in writing to all other parties hereto.

            Section 10.3. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, schedules or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein or therein.

            Section 10.4.  Amendment.,  Waiver.  This  Agreement may be amended, modified. superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

            Section 10.5. Parties in Interest. All of the terms, covenants, representations, warranties and conditions contained in this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors and assigns, but this Agreement and the rights and obligations contained herein shall not be assignable by any of the parties hereto prior to the Closing without the prior written consent of each other party hereto.

            Section 10.6. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

            Section 10.7. Delivery of Schedules and Documents. The schedules and documents referred to herein have been delivered and initialed on behalf of the respective parties hereto for identification purposes.

            Section 10.8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the application of the conflicts of law rules thereof.

            Section 10.9. Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 10.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                           /s/ Mel Marks
                                           ------------------------------------
                                           MEL MARKS


                                           /s/ Richard Marks
                                           ------------------------------------
                                           RICHARD MARKS


                                           /s/ Vincent Quek
                                           ------------------------------------
                                           VINCENT QUEK



                                           MOTORCAR PARTS & ACCESSORIES, INC.


                                           By: /s/ Peter Bromberg
                                               --------------------------------
                                                  Peter Bromberg,
                                                  Chief Financial Officer